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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


EVI ANNOUNCES ACQUISITION OF BARGE DRILLING RIGS FOR $32 MILLION

August 22, 1996, Houston, Texas--Energy Ventures, Inc. (NYSE-EVI) today announced that it has completed the previously announced acquisition of two barge drilling rigs, the Lewis Dugger and the Chuck Syring, from Noble Drilling Corporation. The consideration for the rigs was $32 million, consisting of $24.5 million in cash and a $7.5 million drill pipe credit.

The rigs are now part of the Company's Mallard Drilling rig contracting division. Mallard, the world's second largest barge rig company with a current fleet of 38 barge rigs, has executed three year contracts for each rig with Shell Petroleum Development Company of Nigeria Ltd. Operations under those contracts have commenced.

EVI is an international oilfield service and equipment company with manufacturing and rig operations in nine countries. The Company manufactures drill pipe and premium tubulars, production equipment and provides rig contracting services.

Contact:

James G. Kiley
Vice President and
Chief Financial Officer
(713) 297-8400